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                                                                    Exhibit 23.1

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-48227 and 333-72013) and (ii) the Registration Statements on Form S-8 (Nos. 33-62823, 33-62825, 33-62827, 33-62829, 33-62831, 33-62833, 33-62835, 33-62837, 33-62839,
33-62841, 33-62943, 33-63247, 33-63249, 33-63253, 33-63255, 333-03275,
333-03277, 333-19241 and 333-77615) of Burlington Northern Santa Fe Corporation of our report dated February 4, 2000 which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Fort Worth, Texas
March 10, 2000